Exhibit 99.1

Bernardo Hees to be Appointed Chief Executive Officer of H.J. Heinz Company Following Completion of the Acquisition by 3G Capital and Berkshire Hathaway

Pittsburgh, PA, April 11 – 3G Capital and Berkshire Hathaway today announced that Bernardo Hees will become Chief Executive Officer of H.J. Heinz Company (NYSE: HNZ) upon completion of the previously announced acquisition of Heinz by an investment consortium comprised of Berkshire Hathaway and 3G Capital.

Mr. Hees (43) has been Chief Executive Officer of Burger King Worldwide, Inc. (BKW) since September 10, 2010.  Prior to joining BKW, Mr. Hees was Chief Executive Officer of America Latina Logistica (ALL), Latin America's largest railroad and logistics company.

Alex Behring, Managing Partner at 3G Capital said, "Bernardo is a proven executive with an unparalleled track record of delivering results.  Over the past two and a half years at Burger King, Bernardo grew adjusted EBITDA by 44 percent from $454mm in 2010 to $652mm in 2012 and expanded the company’s adjusted EBITDA margin by 14% from 19% in 2010 to 33% in 2012.  His combination of experience, leadership skills and broad understanding of the food industry make him the ideal leader to drive the next chapter in Heinz’s storied history.  Bernardo will work closely with Heinz’s current Chairman, President and CEO, Bill Johnson, and the management team to ensure a smooth transition over the coming months."

Commenting on his appointment, Mr. Hees said, "I am honored to be appointed the next CEO of Heinz, building upon the great success established during Mr. Johnson’s tenure.  Heinz is one of the premier food companies in the world, led by the iconic Heinz Ketchup business.  I look forward to joining the team and working in close partnership with the Company's senior management, employees and customers to strengthen the business both domestically and internationally, while continuing to delight consumers with great tasting food products.  On a personal level, my family and I are excited to be relocating to Pittsburgh and look forward to calling this great city home.”

Mr. Johnson will remain as Chairman, President and CEO of Heinz until the transaction is complete.  3G Capital and Berkshire Hathaway expect to discuss with Mr. Johnson his interest in a continuing role with the Company post closure following the shareholder meeting on April 30.  Under Mr. Johnson’s leadership, Heinz has successfully reshaped its business to focus on the core brands, categories and geographies where it has leading market positions and the capabilities to drive consistent, profitable growth. Reflecting Mr. Johnson’s strong commitment to delivering sustainable growth for Heinz shareholders, Heinz has become one of the best-performing global companies in the packaged foods industry with a record high market cap and consistently strong operating free cash flow.

Under the terms of the previously announced transaction with 3G Capital and Berkshire Hathaway, at the closing of the transaction, Heinz shareholders will receive $72.50 in cash for each share of common stock they own, in a transaction valued at $28 billion, including the assumption of Heinz’s outstanding debt.  The transaction remains subject to approval by Heinz shareholders, receipt of certain regulatory approvals and other customary closing conditions, and is expected to close late in the second calendar quarter of 2013 or in the third calendar quarter of 2013.  Heinz has received antitrust clearance in the United States, Brazil, India, South Korea, Japan and Israel.  The Company is waiting for antitrust clearance in China, the European Union, Mexico, South Africa, Russia, and Ukraine.  Additionally, Heinz has filed for other regulatory approvals in New Zealand, Ireland and Russia.

More Information About Bernardo Hees

In addition to his position as CEO of BKW, Mr. Hees has been a Director of BKW and its predecessor companies since November 2010.  Mr. Hees also serves as a Partner of 3G Capital and a Member of the Executive Board of ALL.

Prior to BKW, Mr. Hees spent 12 years at ALL, where he served as CEO and a member of the Board of Directors from 2005 - 2010.  During his tenure as CEO, Mr. Hees led ALL’s overall business growth at a rate of 20 percent per year.  Before becoming CEO, Mr. Hees held various positions at ALL in sales, operations and finance.  He began his career at ALL in 1998 as a logistics analyst.

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About Heinz
H.J. Heinz Company, offering “Good Food Every Day”™ is one of the world’s leading marketers and producers of healthy, convenient and affordable foods specializing in ketchup, sauces, meals, soups, snacks and infant nutrition. Heinz provides superior quality, taste and nutrition for all eating occasions whether in the home, restaurants, the office or “on-the-go.” Heinz is a global family of leading branded products, including Heinz® Ketchup, sauces, soups, beans, pasta and infant foods (representing over one third of Heinz’s total sales), Ore-Ida® potato products, Weight Watchers® Smart Ones® entrées, T.G.I. Friday’s® snacks, and Plasmon infant nutrition. Heinz is famous for its iconic brands on six continents, showcased by Heinz® Ketchup, The World’s Favorite Ketchup®.

Cautionary Statement Regarding Forward-Looking Statements
This document and Heinz’s other public pronouncements contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,” “expects,” “anticipates,” “believes,” “estimates” or similar expressions and include Heinz’s expectations as to future revenue growth, earnings, capital expenditures and other spending, dividend policy, and planned credit rating, as well as anticipated reductions in spending. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:
•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement,
•	the failure to receive, on a timely basis or otherwise, the required approvals by Heinz’s shareholders and government or regulatory agencies,
•	the risk that a closing condition to the proposed merger may not be satisfied,
•	the failure to obtain the necessary financing in connection with the proposed merger,
•	the ability of Heinz to retain and hire key personnel and maintain relationship with customers, suppliers and other business partners pending the consummation of the proposed merger, and
•
other factors described in “Risk Factors” and “Cautionary Statement Relevant to Forward-Looking Information” in Heinz’s Annual Report on Form 10-K for the fiscal year ended April 29, 2012 and reports on Forms 10-Q thereafter.

The forward-looking statements are and will be based on management’s then current views and assumptions regarding future events and speak only as of their dates. Heinz undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

Additional Information and Where to Find It
This document may be deemed to be solicitation material in respect of the proposed merger between Heinz and a subsidiary of Hawk Acquisition Holding Corporation. In connection with the proposed merger, Heinz filed a definitive proxy statement with the United States Securities and Exchange Commission (“SEC”) on March 27, 2013. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive proxy statement has been mailed to the shareholders of Heinz who are entitled to vote at the special meeting seeking their approval of the proposed merger. Heinz’s shareholders will also be able to obtain a copy of the definitive proxy statement free of charge by directing a request to: H. J. Heinz Company, P.O. Box 57, Pittsburgh, Pennsylvania 15230, Attention: Corporate Affairs Department. In addition, the definitive proxy statement is available free of charge at the SEC’s website, www.sec.gov.

Participants in the Solicitation
Heinz and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Heinz’s directors and executive officers is available in Heinz’s proxy statement for its 2012 annual meeting of shareholders, which was filed with the SEC on July 6, 2012. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Heinz’s shareholders in connection with the proposed merger is set forth in the definitive proxy statement filed with the SEC on March 27, 2013. These documents are available free of charge at the SEC’s website at www.sec.gov, and by mail at: H. J. Heinz Company, P.O. Box 57, Pittsburgh, Pennsylvania 15230, Attention: Corporate Affairs Department.

Contacts
H. J. Heinz Company
Media:
Michael Mullen, 412-456-5751
Michael.mullen@us.hjheinz.com